                              INSIDE HOLDINGS INC.
                        Suite 1206 -609 Granville Street,
                      Vancouver, British Columbia, V7Y 1G5


May  22,  2002

SHEP Limited ("SHEP")
Ifield Technology Limited ("Ifield")
Euro Capital Markets Ltd. ("Euro")
Marshalsea Hydraulics Limited
  Executive Pension Scheme ("Marshalsea")
c/o Malcom Burke
Primary Capital Group
595 Howe Street, Suite 504
Vancouver, B.C.
V6C  2T5

Dear Sirs:

       Re:  Agreement for Acquisition of Issued Shares of SHEP Limited
       ---------------------------------------------------------------

Inside Holdings Inc. ("Inside") is a Yukon corporation, reporting in British Columbia (the "Reporting Jurisdiction"). SHEP is an Isle of Man company which is in the process of purchasing certain intellectual property, together with Ifield assets which includes inventory of pumps, parts and equipment, (the "Ifield Intellectual Property") pertaining to stored hydraulic energy propulsion systems from Ifield.

Contingent upon the completion of SHEP's purchase of the Ifield Intellectual Property, Inside wishes to purchase all of the issued and outstanding SHEP shares (the "SHEP Shares") from Ifield, Euro and Marshalsea (collectively, the "SHEP Shareholders"), subject to the most favourable resolution of relevant taxation, corporate and securities law issues (the "Acquisition").

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree to the following terms and conditions in respect of the Acquisition:

1.     Acquisition
       -----------

1.1 Subject to Section 1.2 below, Inside agrees to purchase by way of a share exchange the SHEP Shares from the SHEP Shareholders and each of the SHEP Shareholders agree to sell the SHEP Shares to Inside by way of a share exchange, upon and subject to the terms and conditions of this Letter Agreement.

1.2 The Acquisition is currently structured as a purchase of the SHEP Shares by Inside by way of a share exchange; however, it may be revised to be carried out by way of an amalgamation, plan of arrangement, merger or other form of business combination involving the companies if, after

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                                     - 2 -

considering applicable corporate, taxation, and securities laws, SHEP and Inside agree that a different structure is preferable.

2.     Purchase  Price
       ---------------

2.1 As consideration for the purchase of the SHEP Shares, at the closing (the "Closing"), Inside will issue to the SHEP Shareholders one common share in the capital of Inside (the "Inside Shares") for each issued SHEP Share. The total SHEP Shares and Inside Shares to be exchanged by and with each SHEP
Shareholder  is  set  out  in  Schedule  "A"  attached  hereto.

2.2     The  deemed  issue  price  per  Inside  Share  shall be $ 0.50 per share
Canadian.

2.3 SHEP acknowledges that the Inside Shares to be issued to the SHEP Shareholders by Inside hereunder will be subject to restrictions on resale under applicable Canadian and United States securities laws, rules, regulations and policies and the requirements of any regulatory authority having jurisdiction, including, without limitation, the requirements for the appropriate legending of certificates representing securities to be acquired by the SHEP Shareholders.

3.     Financing  Obligations
       ----------------------

3.1 On or before the Closing Date, Inside will have raised a minimum of $500,000, all or part of which may be loaned to SHEP on or prior to Closing, such loans may be secured by the assets and intellectual property of SHEP pursuant to documentation satisfactory to Inside.

3.2 Inside will use its best efforts to raise an additional $1,000,000 as soon as practicable after the Closing.

3.3 Each of the parties hereto acknowledges and agrees that SHEP is under no obligation pursuant to this Letter Agreement to arrange for equity or debt financing on or before the Closing Date.

4.     Directors
       ---------

4.1 Effective at the Closing, the board of directors of Inside will consist of 5 members, being two Inside designees and the balance being SHEP designees, and any remaining directors of Inside will resign.

4.2 All designees for directors must be eligible as directors under the Bermuda Act.

4.3 SHEP agrees as soon as practicable to (a) advise Inside of the names of its designees and (b) provide Inside with all documentation in respect of such designees required by regulatory authorities in connection with the completion of, and the regulatory approvals, if any, for, the Acquisition.

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                                     - 3 -

5.     Representations  by  SHEP  and  the  SHEP  Shareholders
       -------------------------------------------------------

5.1 SHEP and each of the SHEP Shareholders jointly and severally represent and warrant to Inside as follows:

(a) each of SHEP and the Subsidiaries (as defined herein), is a company duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b) SHEP does not own, beneficially or as registered holder, any shares in the capital of any corporation, other than as set out in Schedule "B" hereto and on the Closing Date SHEP Technologies Inc., a corporation existing under the laws of Delaware, shall be a wholly owned subsidiary of SHEP (collectively, the "Subsidiaries");

(c) as of the date hereof, SHEP has an authorized capital of 2000 one pound ordinary shares of which 1000 are issued; and on or before the Closing Date SHEP shall have completed a subdivision of its authorized capital into 20,000,000 shares of which 10,600,000 will be issued prior to the completion of the Acquisition;

(d) there are existing no options, warrants or other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of SHEP;

(e) the authorized and issued share capital of each of the Subsidiaries is as set out in Schedule "B";

(f) as of the date hereof, the Subsidiaries have no options, warrants or other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of the Subsidiaries;

(g) neither the constating documents of SHEP nor the constating documents of the Subsidiaries have been altered since their respective incorporations or, if they have been, all such alterations are contained and reflected in the minute books of SHEP and the Subsidiaries;

(h) all of the material transactions of SHEP and the Subsidiaries have been promptly and properly recorded or filed in or with the books or records of SHEP or the Subsidiaries and the minute books of SHEP and the Subsidiaries contain all records of the meetings and proceedings of shareholders and directors of SHEP and the Subsidiaries since their incorporations;

(i) each of the SHEP Shareholders other than Marshalsea Hydraulics LimitedPension Executive Fund Scheme, is a company duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Euro has a representative office in British Columbia;

(j) Marshalsea Hydraulics Limited Executive Pension Fund Scheme is a duly constituted pension scheme under the Pension Act (United Kingdom);

(k) the SHEP Shareholders legally and beneficially own all of the SHEP Shares and all of the SHEP Shares are free and clear of all encumbrances or adverse interests;

(l) each of the SHEP Shareholders and SHEP has full power and capacity to enter into this Letter Agreement and to carry out its obligations hereunder;


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                                     - 4 -

(m) each of the SHEP Shareholders and SHEP has good and sufficient right to enter into this Letter Agreement and to carry out its obligations hereunder, including the transfer of the SHEP Shares by the SHEP Shareholders to Inside as provided herein, free and clear of all encumbrances or adverse interests;

(n) SHEP and/or the Subsidiaries is the registered and beneficial owner of all of the property and the assets (the "Assets") listed on Schedule "C" hereto and has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except for those specified as "Permitted Encumbrances" on Schedule "C" to this Letter Agreement and such Assets represent all of the property and assets used by SHEP and which are necessary or useful in the conduct of its business;

(o) except as disclosed on Schedule "C" herein as "Permitted Encumbrances", SHEP and/or the Subsidiaries will on the Closing Date be the beneficial owner free and clear of all liens, charges and encumbrances, of the trademarks, trade names, business names, inventions, patents, trade secrets, drawings, know-how, copyrights, software, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by SHEP or the Subsidiaries in carrying on their businesses and all applications therefor and all goodwill connected therewith (collectively, the "Intellectual Property") included on Schedule "C" to this Letter Agreement which Intellectual Property constitutes all of the Intellectual Property of SHEP and the Subsidiaries and the Ifield
     Intellectual Property and the Intellectual Property comprises all of the intellectual property necessary to conduct SHEP's business and all products, technology, know-how, drawings, patents, trade secrets, software and applications provided that on terms satisfactory to SHEP and Inside, SHEP will grant to Ifield the right to the manufacturing and sale of the existing Ifield pump or industrial applications that do not conflict with the SHEP product. For the avoidance of doubt, industrial applications shall not include any form of transport application including motorized vehicles, trains and elevators;

(p) except as disclosed on Schedule "C" to this Letter Agreement or elsewhere in this Letter Agreement, no person has been granted any interest in or right to use all or any portion of the Intellectual Property and SHEP is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by SHEP, nor has SHEP received any notice that the conduct of the business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and SHEP, after conducting a diligent and comprehensive investigation of all records in their possession, is not aware of any infringement or violation of any of their rights in the Intellectual Property;

(q) to the best of the knowledge, information and belief of each of SHEP and the SHEP Shareholders, the conduct of SHEP's business and of the Subsidiaries' business does not infringe upon the patents, trademarks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and SHEP is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property;

(r) to the best of the knowledge, information and belief of each of SHEP and the SHEP Shareholders, the contracts and agreements included in Schedule "D" to this Letter Agreement (collectively, the "Material Contracts") constitute all the Material Contracts and agreements of SHEP and the Subsidiaries except for the Material Contracts that comprise or relate to the Intellectual Property all of which such Material Contracts are listed on Schedule "C" to this Letter Agreement;

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                                     - 5 -

(s) except as is noted on Schedules "C" and "D" to this Letter Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

(t) except as is noted on the appropriate Schedule to this Letter Agreement, all of the Material Contracts can be terminated by SHEP on not more than one month's notice;

(u) there are no actions, suits or proceedings, pending or threatened against or affecting any of the SHEP Shareholders, or SHEP, the Subsidiaries, or any of their respective principals, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and each of the SHEP Shareholders, SHEP and the Subsidiaries is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(v) neither the execution and delivery of the Letter Agreement nor the consummation of the transactions contemplated by the Letter Agreement will conflict with, result in a breach of or accelerate the performance required by any agreement to which either of the SHEP Shareholders or SHEP is a party;

(w) the unaudited financial statements of SHEP for the period ended December 31, 2001, and the unaudited financial statements of SHEP for the interim period ended March 31 , 2002 (collectively the "SHEP Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of SHEP for the periods then ended and the SHEP Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(x) the books and records of SHEP disclose all material financial transactions of SHEP since incorporation, and such transactions have been fairly and accurately recorded;

(y)  except  as  disclosed  in  the  SHEP  Financial  Statements:

     (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of SHEP have been made, declared or authorized;

    (ii) except as disclosed in the SHEP Financial Statements, SHEP is not indebted to the SHEP Shareholders or any one of them;

   (iii) none of the SHEP Shareholders or any other officer, director or employee of SHEP is indebted or under obligation to SHEP on any account whatsoever; and

    (iv) SHEP has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

(z) there are no material liabilities of SHEP, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Material Contracts or the SHEP Financial Statements except those incurred in the ordinary course of business of SHEP since March 31, 2002 and such liabilities are recorded in the books and records of SHEP;

(aa) since  March  31,  2002:

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                                     - 6 -

     (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of SHEP or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of SHEP or the right or capacity of SHEP to carry on its business;

    (ii) SHEP has not waived or surrendered any right of any kind whatsoever of material value;

   (iii) except as permitted under this Letter Agreement, SHEP has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business; and

    (iv) except for the purchase of the Ifield Intellectual Property for approximately 225,000 (subject to adjustment), the business of SHEP has been and will be carried on in the ordinary course;

(bb) the directors, officers and key employees of SHEP and all of their compensation arrangements with SHEP, whether as directors, officers or employees of, or as independent contractors or consultants to, SHEP, are as listed on Schedule "D" to this Letter Agreement;

(cc) no payments of any kind whatsoever have been made or authorized by SHEP since March 31, 2002 to or on behalf of the SHEP Shareholders or any one of them or to or on behalf of any of the directors, officers or key employees of SHEP except in accordance with those compensation arrangements specified on Schedule "D" to this Letter Agreement or except as contemplated by this Letter Agreement;

(dd) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting SHEP other than those specified on Schedule "D" to this Letter Agreement;

(ee) SHEP is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

(ff) as of the Closing Date, SHEP will have made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which SHEP carries on business;

(gg) to the best of the knowledge, information and belief of each of the SHEP Shareholders, SHEP is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

(hh) neither SHEP nor the SHEP Shareholders nor any one of them has incurred any liability for brokers' or finders' fees of any kind whatsoever with respect to this Letter Agreement or any transaction contemplated under this Letter Agreement; and

(ii) the facts which are the subject of the representations and warranties of SHEP and the SHEP Shareholders contained in this Letter Agreement disclose all material facts known to SHEP and the SHEP Shareholders which are material and relevant to their obligations hereunder or which might prevent any of them from meeting their obligations under this Letter Agreement.

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                                     - 7 -

6.     Representations  by  Inside
       ---------------------------

6.1 Inside represents and warrants to SHEP and the SHEP Shareholders as follows:

(a) Inside is a company duly incorporated, organized, validly existing and in good standing under the laws of the Yukon Territory;

(b)  as  of  the  date  hereof,  Inside  has:

     (i) an authorized capital of 100,000,000 common shares without par value, of which 9,734,700 common shares are issued and outstanding;

    (ii) no options, warrants or other convertible securities issued or outstanding which entitle the holder to purchase shares or any other securities of Inside except as publicly disclosed or contemplated hereby;

(c) the constating documents of Inside have not been altered since its incorporation or, if they have been, all such alterations are contained and reflected in the minute books of Inside;

(d) all of the material transactions of Inside have been promptly and properly recorded or filed in or with the books or records of Inside and the minute books of Inside contain all records of the meetings and proceedings of shareholders and directors of Inside since its incorporation;

(e) Inside has full power and capacity to enter into this Letter Agreement and to carry out its obligations hereunder;

(f) Inside has good and sufficient right to enter into this Letter Agreement and to carry out its obligations hereunder, including the issuance of Inside Shares to the SHEP Shareholders, free and clear of all encumbrances or adverse interests;

(g) neither the execution and delivery of this Letter Agreement nor the consummation of the transactions contemplated by this Letter Agreement will conflict with, result in a breach of or accelerate the performance required by any agreement to which Inside is a party;

(h) there are no actions, suits or proceedings, pending or threatened against or affecting Inside at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and Inside is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(i) Inside is a "reporting issuer" within the meaning of the securities laws of the Reporting Jurisdiction and is registered under section 12(g) of the United States Securities Exchange Act 1934, as amended, is not in default of any requirement of any applicable securities laws and no regulatory authority having jurisdiction has issued any order preventing or suspending trading of any securities of Inside and Inside is entitled to avail itself of the applicable prospectus exemptions available under applicable securities laws in the Reporting Jurisdiction and the United States in respect of the issuances of shares contemplated in this Letter Agreement;

(j) the audited financial statements of Inside for the period ended April 30, 2001, and the unaudited financial statements of Inside for the interim periods ended July 31, 2001, October 31, 2001 and January 31, 2002 (collectively the "Inside Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Inside for the periods then ended and the Inside Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(k) the books and records of Inside disclose all material financial transactions of Inside since incorporation, and such transactions have been fairly and accurately recorded;

(l)  except  as  disclosed  in  the  Inside  Financial  Statements:

     (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Inside have been made, declared or authorized;

    (ii) except as disclosed in the Inside Financial Statements, Inside is not indebted to any shareholders of Inside (the "Inside Shareholders") or any one of them;

   (iii) none of the Inside Shareholders or any other officer, director or employee of Inside is indebted or under obligation to Inside on any account whatsoever; and

    (iv) Inside has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

(m) there are no material liabilities of Inside, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Inside Financial Statements except those incurred in the ordinary course of business of Inside since January 31, 2002 and such liabilities are recorded in the books and records of Inside;

(n)  since  January  31,  2002:

     (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Inside or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or its assets or the right or capacity of Inside to carry on its business;

    (ii) Inside has not waived or surrendered any right of any kind whatsoever of material value;

    (iv)  the  business  of  Inside  has been carried on in the ordinary course;

(o) to the best of the knowledge, information and belief of Inside, the following disclosure documents of Inside:

     (i)  the  Inside  Financial  Statements;

    (ii) the management information circular for Inside's 2001 annual general meeting held October 17, 2001;

   (iii) all press releases and material change reports issued by Inside after September 20, 2001;

    (iv) Form 20-F (the "Form 20-F") dated September 20, 2001 for the fiscal year ended April 30, 2001;

     (v) Forms 6-K dated September 20, 2001 in respect of the management information circular and the quarterly report for the three months ended July 31, 2001;

    (vi)  Form  6-K  dated  December  13,  2001;

   (vii)  Form  GK  dated  January  11,  2002;

  (viii)  Form  6-K  dated  March  1,  2002;

    (ix)  Form  6-K  dated  March  19,  2002;

     were, at their respective dates of issue or publication, true and correct in all material respects, contained no misrepresentations and were prepared in accordance with and complied with the laws, regulations, policy statements and rules applicable thereto;

(p) Inside has filed with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Public Record") and the statements set forth in the Public Record are true, correct and complete and do not contain any misrepresentation as of the dates on which they were made and Inside has not filed any confidential material change reports or similar reports;

(q)  Intentionally  omitted

(r)  Inside  has  no  employees;

(s) to the best of the Inside's knowledge, information and belief, Inside is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including with regard to any matters pertaining to environmental matters;

(t) to the best of Inside's knowledge, information and belief, Inside has complied with any and all rules, regulations and policies and any and all regulatory authorities, agencies and commissions having jurisdiction over Inside or to which Inside may be subject including with regard to any matters pertaining to environmental matters;

(u) to the best of Inside's knowledge, information and belief, Inside is not liable under any environmental rules, regulations, policies, laws, ordinances, statues, regulations, orders, or decrees; and

(v) the facts which are the subject of the representations and warranties of Inside contained in this Letter Agreement disclose all material facts known to Inside which are material and relevant to its obligations hereunder or which might prevent it from meeting its obligations under this Letter Agreement.

7.     Definitive  Agreement
       ---------------------

7.1 The parties will proceed diligently and in good faith to complete all transactions contemplated in this Letter Agreement as soon as practicable.

7.2 The parties will, acting reasonably, negotiate and settle the terms of a definitive agreement (the "Definitive Agreement") for the Acquisition and the other transactions contemplated herein (including any amalgamation, plan of arrangement, merger or other form of business combination involving the two companies as contemplated hereby) for execution within 30 days of the date of execution of this Letter Agreement, and in any case, on or before the Closing Date.

7.3 Upon execution, the Definitive Agreement will supercede this Letter Agreement but unless and until such Definitive Agreement is entered into, this Letter Agreement will be binding upon and enforceable against the parties in accordance with its terms.

7.4 The Definitive Agreement will contain terms and conditions as set out in this Letter Agreement and such other terms, conditions, covenants, representations and warranties and indemnities, not inconsistent with this Letter Agreement as are normal for transactions of the nature of the Acquisition.

8.     Conditions  Precedent
       ---------------------

Mutual  Conditions
------------------

8.1 The parties' obligations to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement on or before the Closing Date:

(a)  Inside  will  have  raised  $500,000  in  accordance  with  section  3.1;

(b) Inside will have been continued from the laws of the Yukon Territory to the laws of Bermuda;

(c) all necessary approvals of the respective directors of Inside and SHEP will have been obtained;

(d) no adverse material change will have occurred in the business, affairs, financial condition or operations of Inside or SHEP;

(e) all proposed issuances of shares or sales of shares will be exempt from the prospectus requirements of applicable securities legislation;

(f) all necessary approvals of, and filings with the regulatory authorities to transactions contemplated hereby will have been obtained;

(g) the parties will have performed all covenants and conditions set out in the Definitive Agreement on or before the Closing Date; and

(h) the representations and warranties of the parties in the Definitive Agreement will be true and correct in all material respects at the Closing Date.

Conditions  solely  for  the  benefit  of  SHEP  and  the  SHEP  Shareholders
-----------------------------------------------------------------------------

8.2 The obligations of SHEP to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement on or before the Closing Date:

(a) SHEP and the SHEP Shareholders will be satisfied with the results of their respective due diligence reviews in connection with the transactions contemplated hereby;

(b) SHEP will have completed the acquisition from Ifield of the Ifield Intellectual Property listed in Schedule C hereto, provided that if the acquisition is not completed, such failure to complete shall not be a result of any act or omission of Ifield or SHEP;

(c) the Inside Shares to be issued to the SHEP Shareholders will have been validly allotted and issued as fully paid and non-assessable common shares;

(d) members of Inside's Board of Directors identified by SHEP will have resigned in accordance with Section 4.1;

(e) Inside will have entered effective on the Closing Date into employment agreements with certain members of SHEP's management requested by Inside (which agreements will include, among other things, stock options grants and restrictive covenants and otherwise be on terms applicable to Inside); and

(f) the representations and warranties of Inside set out in Article 6 hereof shall be true and correct on and as of Closing with the same force and effect as if made on Closing.

Conditions  solely  for  the  benefit  of  Inside
-------------------------------------------------

8.3 The obligations of Inside to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement on or before the Closing Date:

(a) Inside will be satisfied with the results of its due diligence reviews in connection with the transactions contemplated hereby;

(b) Inside will have received from SHEP and the SHEP Shareholders such valuations and technical reports, legal opinions, feasibility and/or engineering studies or reports, financial statements, audited or otherwise, and other documents pertaining to SHEP as SHEP may have in its possession or control;

(c) SHEP, together with its subsidiaries, shall have at most a working capital deficiency of $225,000; and

(d) the representations and warranties of SHEP and the SHEP Shareholders set out in Article 5 hereof shall be true and correct on and as of Closing with the same force and effect as if made on Closing.

8.4 In the event that the conditions are not satisfied or waived by the parties to whom they are a benefit prior to the Closing Date, or any earlier date contemplated herein, this Letter Agreement will terminate and be of no further force or effect on the Closing Date, or such earlier date, except for the provisions of Section 12. Forthwith following termination, the parties will return all confidential information and will have no further obligations to any other parties other than those, which have accrued up to the date of termination.

9.     Closing,  Survival  of  Representations  and  Warranties  and Indemnities
       -------------------------------------------------------------------------

9.1 Closing will be at the offices of DuMoulin Black, 10th Floor, 595 Howe Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) June 28, 2002 (the "Closing Date"), or such other place or date as may be mutually agreed by the parties.

9.2 The representations and warranties of Inside in this Letter Agreement as well as the covenants and indemnities given by it in this Letter Agreement shall survive the Closing jointly and severally and in particular, shall survive notwithstanding any investigation made by SHEP or the SHEP Shareholders prior to the Closing Date, and shall not merge with any deed, conveyance or other transfer instrument or other agreement giving effect hereto and shall survive the Closing and shall survive in full force and effect for the period during which SHEP or the SHEP Shareholders may claim indemnity with respect thereto as set out in Section 9.3 herein.

9.3 Without prejudice to any other remedy available to SHEP or the SHEP Shareholders at law or in equity or any other specific indemnity provided for elsewhere in this Letter Agreement with respect to any specific matter or thing, Inside shall after the Closing indemnify and save harmless SHEP or the SHEP Shareholders from and against all losses, judgments, amounts paid in settlement of actions or claims, liabilities (whether accrued, actual, contingent or otherwise), claims, costs, deficiencies, damages, expenses (including but not limited to legal fees and disbursements on a solicitor and his own client basis), demands and injury in any manner accruing from, arising out of or with respect to or relating to any representation or warranty contained herein being untrue or incorrect or the failure of Inside to observe or perform any of their obligations pursuant hereto, provided however that no indemnity hereunder shall be sought unless written notice of a claim for indemnity and the reasons for which the indemnity is sought is provided to Inside and such notice is given by SHEP or the SHEP Shareholders before the expiration of two years from the Closing Date.

9.4 The representations and warranties of SHEP and the SHEP Shareholders in this Letter Agreement as well as the covenants and indemnities given by SHEP and the SHEP Shareholders in this Letter Agreement shall survive the Closing jointly and severally and in particular shall survive notwithstanding any investigation made by Inside prior to the Closing Date, and shall not merge with any deed, conveyance or other transfer instrument or other agreement giving effect hereto and shall survive the Closing and shall survive in full force and effect for the period during which Inside may claim indemnity with respect thereto as set out in Section 9.5 herein.

9.5 Without prejudice to any other remedy available to Inside at law or in equity or any other specific indemnity provided for elsewhere in this Letter Agreement with respect to any specific matter or thing, SHEP and the SHEP Shareholders shall after the Closing jointly and severally indemnify and save harmless Inside from and against all losses, judgments, amounts paid in settlement of actions or claims, liabilities (whether accrued, actual, contingent or otherwise), claims, costs, deficiencies, damages, expenses (including but not limited to legal fees and disbursements on a solicitor and his own client basis), demands and injury in any manner accruing from, arising out of or with respect to or relating to any representation or warranty contained herein being untrue or incorrect or the failure of SHEP or the SHEP Shareholders to observe or perform any of their respective obligations pursuant hereto, provided however that no indemnity hereunder shall be sought unless written notice of a claim for indemnity and the reasons for which the indemnity is sought is provided to SHEP or the SHEP Shareholders and such notice is given by Inside before the expiration of two years from the Closing Date.

9.6 On or before May 31, 2002, SHEP and the SHEP Shareholders will prepare and deliver to Inside, or cause to be prepared and delivered to Inside, audited consolidated financial statements for SHEP's fiscal year ended December 31, 2001.

9.7 As soon as reasonably practicable after the completion of the audited financial statements of Inside's fiscal year ended April 30, 2002, Inside will deliver such financial statements to SHEP and the SHEP Shareholders. Upon delivery, such financial statements shall be deemed to form part of the Inside Financial Statements.

10.     Due  Diligence
        --------------

10.1 Upon execution of this Letter Agreement, it is agreed that the parties (through their representatives) will be permitted to complete the due diligence investigations of each other in connection with the transaction contemplated hereunder.

10.2 Each of the parties will afford to the others and to their accountants, counsel and other representatives, full access during normal business hours to the management, properties, books, records, contracts, commitments and other documentation of such party and its subsidiaries and will allow such parties and their accountants, counsel and representatives to perform a diligent and complete examination of its and their financial condition, business, affairs, property and assets.

11.     Disclosure  respecting  SHEP
        ----------------------------

11.1 SHEP and the SHEP Shareholders agree to deliver to Inside full, true and plain disclosure of all material facts relating to SHEP and the SHEP Shareholders to permit Inside to satisfy all its disclosure and other relevant obligations under applicable securities legislation to permit the transactions to be completed hereunder.

12.     Standstill  Agreement  and  Reimbursement
        -----------------------------------------

12.1 From the date of the acceptance of this Letter Agreement until completion of the transactions contemplated herein or the earlier termination hereof, each of the SHEP Shareholders, SHEP and Inside will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions of negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of SHEP or Inside except to SHEP, the SHEP Shareholders, or Inside, or any amalgamation, merger consolidation, arrangement, restructuring, refinancing, sale of any material assets or part thereof of SHEP or Inside, unless such action, matter or transaction is part of the transactions contemplated in this Letter Agreement or is satisfactory to, and is approved in writing in advance by the other parties hereto or is necessary to carry on the normal course of business.

12.2 Subject to Section 12.3, the parties agree and acknowledge that each of them will bear responsibility for their own expenses and costs incurred and to be incurred by each of them in connection with the Acquisition including, without limitation, amounts paid or payable to financial advisors, legal counsel, auditors, legal counsel, printers, transfer agent and other arm's length third parties that perform services on their behalf in connection with the negotiation of the Letter Agreement, the Definitive Agreement described below and the Acquisition, the due diligence review to be conducted in connection with the Acquisition, preparation of the Valuation, the preparation and distribution of all necessary disclosure documents, other steps to implement the Acquisition, and the costs including any and all opportunities lost by Inside or SHEP as a result of entering into the standstill arrangements hereunder.

12.3       Intentionally  Omitted

13.     Ordinary  course
        ----------------

13.1 Until the earlier of the closing of the Acquisition and the termination of this Letter Agreement without completion of the Acquisition, neither SHEP nor Inside will, without the prior written consent of the other parties, enter into any contract in respect of its business or assets, other than in the ordinary course of business, and each of SHEP and Inside will continue to carry on its business and maintain its assets in the ordinary course of business, with the exception of reasonable costs incurred in connection with the Acquisition, and, without limitation, but subject to the above exceptions, will maintain payables and other liabilities at levels consistent with past practice, will not engage in any extraordinary material transactions without the prior written consent of the others.

14.     Public  disclosure
        ------------------

14.1 No disclosure or announcement, public or otherwise, in respect of this Letter Agreement or the transactions contemplated herein will be made by any party without the prior written agreement of the other parties as to timing, content and method, providing that the obligations herein will not prevent any party from making, after consultation with the other parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the Reporting Jurisdiction.

14.2 Unless and until the transactions contemplated in this Letter Agreement have been completed, except with the prior written consent of the other parties, each of the parties and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other parties in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

14.3 All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Letter Agreement are not completed.

15.     General
        -------

15.1 The covenants, representations and warranties contained herein will survive the closing of the transactions contemplated hereby.

15.2     Time  is  of  the  essence  herein.

15.3 Each of the parties hereto will, from time to time, at the request of any other party, do such further acts and execute and deliver all such further documents, agreements and instruments as will be reasonably required in order to fully perform and carry out the terms, conditions and intent of this Letter Agreement.

15.4 Except as otherwise specifically set forth herein, each party will bear its own expenses in connection with the contemplated transactions.

15.5 All references to currency are references to United States dollars unless otherwise indicated.

15.6 The parties intend that this Letter Agreement will be binding upon them until terminated or superceded by the Definitive Agreement referred to herein.

15.7 Any notice to be given hereunder to SHEP, the SHEP Shareholders or Inside will be deemed to be validly given if delivered, or if sent by facsimile:

          If to SHEP and the SHEP Shareholders:

          595 Howe Street, Suite 504
          Vancouver, British Columbia
          V6C 2T5

          Attention: Malcolm P. Burke
          ---------------------------

          Facsimile No.:  (604) 687-8678

          If to Inside:

          Suite 1260 - 609 Granville Street,
          Vancouver, British Columbia
          V7Y 1G5

          Attention: Bill McCartney
          -------------------------

          Facsimile No.:  (604) 685-7485

and any such notice delivered on a business day in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission.

15.8 This Letter Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of British Columbia.

15.9 This Letter Agreement will enure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns.

Yours  truly,

INSIDE  HOLDINGS  INC.

Per: /s/ Kevin Winter
     ---------------------
     Authorized Signatory

AGREED AND ACCEPTED this 17th day of June, 2002.
                         ----        ----

SHEP LIMITED

Per: /s/ Peter Humphrey
     ---------------------
     Authorized Signatory

IFIELD TECHNOLOGY LIMITED

Per: /s/ William R. Evans
     ---------------------
     Authorized Signatory

EURO CAPITAL MARKETS LTD.

Per: /s/ Unknown, Director
     ---------------------
     Authorized Signatory

MARSHALSEA HYDRAULICS LIMITED
EXECUTIVE PENSION SCHEME

Per: /s/ John Hopkins
     ---------------------
     John Hopkins, Trustee

Per: /s/ Peter Humphrey
     ---------------------
     Peter Humphrey, Trustee

                                  SCHEDULE "A"
                    EXCHANGE OF SHEP SHARES AND INSIDE SHARES


            Name          No. of SHEP Shares       No. of Inside Shares

            Ifield            4,742,440                 4,742,440
            Euro              3,610,360                 3,610,360
            Marshalsea        2,247,200                 2,247,200
                             ----------                ----------
                             10,600,000                10,600,000
                             ----------                ----------

                                  SCHEDULE "B"
                           DESCRIPTION OF SUBSIDIARIES



Name of Subsidiary     Jurisdiction of Incorporation     Percentage of Issued
                                                         Capital Owned by SHEP

SHEP Technologies Inc.          Delaware                      100%
SHEP Technologies Inc.          Maine                         100%

                                  SCHEDULE "C"
                        ASSETS AND INTELLECTUAL PROPERTY

SHEP Assets at 31st March 2001


Fixed Assets

SHEP Limited - LDV Demonstrator Vehicle - Net Book Value            $38,998
SHEP Technology Inc. - Plant & Equipment - Net Book Value           $ 3,325
                                                           TOTAL    $42,323


Intangible Assets

SHEP Limited - Investment in "Know-How"                             $   783


Current Assets

SHEP Limited                       Stock                            $25,013
SHEP Technology Inc.               Stock                            $ 6,237
                                                           TOTAL    $31,250

TOTAL GROUP ASSETS (per accounts)                                   $74,356

______________________________________________________________________________

To be Acquired from Ifield

Plant & Equipment, Stock and Intellectual
  Property as                                   $225,000 (pounds Sterling)
detailed in Appendices C-1 through C-8
  attached hereto                               @1.45              $326,250

                       TOTAL POST ACQUISITION ASSETS          $400,606

                                  APPENDIX C-1

                             PATENTS Re Ifield Pump


--------------------------------------------------------------------------------
                                    Issue/Filing     Applicant
Title           Patent/Appln No.       Date          Assignee       Comments
-----           ----------------   --------------    ----------     --------

Self-regulating    4,540,221       Sept. 10, 1985    Ifield         Expires
Hydrostatic                                          Engineering    May 26, 2003
Pod Bearings                                         Pty. Limited
                                                     (Australia)

Precompression     4,540,345       Sept. 10, 1985    Ifield         Expires
Valve for                                            Engineering    May 26, 2003
Hydraulic                                            Pty. Limited
Pumps                                                (Australia)
--------------------------------------------------------------------------------

                                APPENDIX  C-2

                            Letter  from  Gowlings

GOWLINGS

                                                                      Suite 4900
                                                             Commerce Court West
                                                                Toronto, Ontario
                                                                  Canada M5L 1J3
                                                        Telephone (416) 862-7525
                                                        Facsimile (416) 862-7661
Incorporating the practice of SMITH LYONS                       www.gowlings.com

                                                                     Arne I.Fors
                                                           Direct (416) 862-5739
                                                      Direct Fax: (416) 863-3539
                                                        Assistant:(416) 862-3567
                                                          arne.fors@gowlings.com

April 18, 2002


Mr. Malcolm Burke
Primary Capital Group
504 - 595 Howe Street
Vancouver, B.C.
V6C 2T5


Dear Mr. Burke:

Re:  PCT Application Nos. PCT/IB01/02785 and PCT/IB01/02784
     Ifield Technology Ltd.
     Our Files:  T8-466799WO and T8-466800WO
     ------------------------------------------------------

This is to confirm PCT Patent Application No. PCT/IB01/02784 claiming priority of November 28, 2000 on Australian Provisional Application No. PR1704 and PCT Patent Application No. PCT/IB01/02785 claiming multiple priority of November 28, 2000 and April 20, 2001 on Australian Provisional Applications No. PR1705 and PR4493 respectively were timely filed November 28, 2001.
All formal requirements have been met and the applications are in good standing. A Demand with payment of Examination Fee of about $3,000 is due June 28, 2002 for each application to extend the term for filing national applications to April 28, 2003.
An International Search Report will be issued about June, 2002 with copies of prior art considered pertinent by the PCT Office, followed by an examination report issued in the form of a First Written Opinion relating to patentability on about November, 2002. Replies to the First Written Opinion will be required. Each response could cost $1,000 - $2,000.
National patent applications in countries such as the U.S.A., Canada, European Patent Office (can include up to 16 countries), Japan, Brazil, etc. can be filed up to the April 28, 2003 date. The cost of each national application filing ranges from about $1,000 in Canada to about $10,000 in Europe (if 16 countries are designated), with an average of about $2,000 - $3,000 English language country) to $4,000 - $6,000 per country if a translation is required. Subsequent prosecution costs in each country could double the estimated filing cost.

Please let me know if you require additional information.

Yours sincerely,



Arne I. Fors
AIF :jtf

c.c.  Paul Carroll
      Jamie Spence

                                APPENDIX  C-3

                                  SOFTWARE

The SHEP system is constructed as a sealed, compact and lightweight unit and consists of three main components: Ifield Pump/Motor (IPM), Unitized Accumulator System (UAS) and Electronic Control System (ECS or Software).

The ECS is a software program that receives inputs from a number of sensors and sources of data, as generated during acceleration and braking. The ECS controls the IPM function. A proprietary ECS program has been developed by the Assignor but is still under further development with the intention of further integration into the existing engine controls of different engine types.

The SHEP system is activated when the vehicle operator applies the braking pedal, which sends a command to the ECS. This command signal is computed into a braking rate and the IPM is commanded to slow the vehicle by pumping hydraulic fluid into the high-pressure chamber of the UAS. To accelerate the vehicle, the operator applies the accelerator pedal, which sends a command to the ECS, the command is computed into an acceleration rate, the hydraulic circuit is reversed and the IPM is driven by the stored hydraulic energy, accelerating the vehicle. As the stored hydraulic energy store runs down, the engine progressively takes over. The ECS monitors the levels of stored energy in the UAS and ensures its efficient use. The ECS manages the hydrostatics (IPM and UAS), and the braking system, using signals from the original automotive control. The aim is to integrate ECS with existing electronic control systems developed by automotive manufacturers.

The source code pertaining to the Software referred to in Schedule "C" forms part of the assets subject to the Acquisition.

                                  APPENDIX  C-4

DRAFT  SPECIFICATION  FOR  A  STORED  HYDRAULIC ENERGY PROPULSION - SHEP SYSTEM.

The current SHEP system design is such that it will recover energy during the braking cycle of a moving vehicle, assist in retarding the vehicle and then store the energy for a reasonable period ready for the accelerating cycle.

The magnitude of the braking force is controlled by the position of the brake pedal and when the SHEP storage accumulators are full, the friction brakes can still be brought into action to provide further braking or emergency braking as required by the driver. The software control will return the SHEP system to its  neutral  condition  as  the  vehicle  comes  to  rest.

With stored energy available the driver can depress the accelerator, which releases the stored energy to the pump/motor unit, providing a controlled acceleration of the vehicle inline with the driver's demand. As the stored energy runs out, the engine power will smoothly take over powering the vehicle forward, whilst the SHEP system is returned to its non-operational condition.

Using the energy recovered from the braking cycle to accelerate the vehicle forward, provides significant fuel savings, as proven by a number of independent authorities. The degree of fuel savings are dependent on the driving pattern and the route cycle. Although Ifield components have been used successfully in a Completely Variable Transmission-CVT for vehicles, such as the "Drover" unit, the current SHEP system does not provide CVT. However it is intended that the SHEP group will continue the CVT development using Ifield components, whilst also incorporating the SHEP concept.

The current SHEP design incorporating the steel Unitised Accumulator System -UAS, has a maximum operating pressure of 5,000psi (350bar). The efficiency of the system and degree of energy recovery will depend on its operating condition and the route cycle being travelled. The software control is designed to provide automatic function of the system using signals from the brake and accelerator pedal positions. Each vehicle type will require a specific installational layout of the system, using either the one-piece SHEP design or a two accumulator system as required.

Several provisional patents have been applied for the UAS providing protection of the intellectual property, however these patent applications must be finalised before 1st October 2001 and filed for all countries where protection is considered necessary. This will be the responsibility of the SHEP Group.

                                  APPENDIX  C-5

                                   TRADEMARKS


Trademarks  have  been  obtained  for  the  USA,  Canada and European Community.

                                  APPENDIX  C-6

                                   PUBLICATIONS

Using  Hydrostatic Systems to Power Cars Cleanly, Cheaply and Efficiently, Peter
-------------------------------------------------------------------------
Chalk, Group Marketing Manager, Ifield Technology Inc., USA, Session Paper - Fluid Power: Hydraulics and Pneumatics, Drives and Controls Conference 2000,
March  14-16,  2000,  Telford,  England.

The  'Drover'Transmission, H.I. Frazer, Chief Engineer, Ifield Engineering Pty.,
-------------------------
Ltd. Australia, Mechanical Engineering Transactions, The Institute of Engineers, Australia, 1985.

The  Design  of Pumps and Motors for High Water Based Fluids, Hugh Frazer, Chief
------------------------------------------------------------
Engineer, Ifield Engineering Pty., Ltd., Australia, Session Paper, Proceedings of Fluid Power Conference, Brisbane, Australia, May, 1983.

Broader  Horizons  with  High  Efficiency  Pumps  and Motors, Hugh Fraser, Chief
------------------------------------------------------------
Engineer, Ifield Engineering Pty., Ltd., Australia, Paper presented at the National Conference on Fluid Power, Los Angeles, December, 1983

                                  APPENDIX C-7

                                  IMPROVEMENTS


1.  V150 - double acting servo

2.  Port Face - Special lapping techniques

3.  Port Block Bearing Materials

4.  Improved Seal design at Piston Ball End

5.  Retention of Servo Push Rod

6.  Reed Valve/Quiet Jet Provisional Patent

7.  Improved Universal Joint Assembly

                                  APPENDIX  C-8


The Ifield pump patent details as disclosed in issued patents and in publications listed herein are in the public domain and have been widely disclosed. The UAS specification and details have been disclosed to Ford and Eaton pursuant to non-disclosure agreements.

                                  SCHEDULE "D"
                               MATERIAL CONTRACTS

Agreement made the 1st day of January, 2001 for a term of three years among SHEP, Ifield and William Raymond Evans. (Note: cannot be cancelled).

SHEP will work to finalize and present all other material agreements including Asset Purchase Agreement between Ifield and SHEP in addition to confidentiality agreements, license agreements, non-disclosure agreements, agreements with Ford, etc.

                              INSIDE HOLDINGS INC.
                        Suite 1206 -609 Granville Street,
                      Vancouver, British Columbia, V7Y 1G5
July  ,  2002
SHEP  Limited  ("SHEP")
Ifield  Technology  Limited  ("Ifield")
Euro  Capital  Markets  Ltd.  ("Euro")
Marshalsea  Hydraulics  Limited
  Executive  Pension  Scheme  ("Marshalsea")
c/o  Malcom  Burke
Primary  Capital  Group
595  Howe  Street,  Suite  504
Vancouver,  B.C.
V6C  2T5

Dear  Sirs:
  Re:     Amendment to Letter Agreement for Acquisition of Issued Shares of SHEP
  ---     ----------------------------------------------------------------------
          Limited
          -------

Inside Holdings Inc. ("Inside") entered into a letter agreement dated May 22, 2002 with SHEP, Ifield, Euro and Marshalsea pursuant to which, contingent upon the completion of SHEP's purchase the Ifield Intellectual Property (as defined in the Letter Agreement) from Ifield, Inside wishes to purchase all of the issued and outstanding SHEP shares (the "SHEP Shares") from Ifield, Euro and Marshalsea (collectively, the "SHEP Shareholders").
Pursuant to the Letter Agreement, the closing date for the transaction was scheduled for June 28, 2002. As discussed among the parties, the parties to the Letter Agreement wish to extend the closing date, amend certain terms of the Letter Agreement and confirm the remaining terms of the Agreement. All terms not defined herein shall have the meanings attributed thereto in the Letter Agreement.
In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree to the following terms and conditions in respect of the Acquisition:

1.   Confirmation  of  the  Letter  Agreement
     ----------------------------------------
1.1 Subject to the amendments to the Letter Agreement contained in this Agreement, each of the parties hereto confirms and agrees that each of the terms and provisions of the Letter Agreement remains in full force and effect.

1.2 The parties agree that the Acquisition will be completed as an acquisition of the SHEP Shares by Inside by way of share exchange and agree that no alternative structure is preferable in the circumstances.

2.     Financing  Obligations
       ----------------------

2.1  The  following  shall  be  inserted as section 3.3 to the Letter Agreement:

     "3.3(a) Upon request from SHEP, Inside shall advance to SHEP or to a third party on behalf of SHEP at any time and from time to time, in its discretion, acting reasonably, sums to be used for the maintenance and preservation or enhancement of SHEP's business or the Ifield Intellectual Property as approved by Inside and further provided that prior to any such advances, SHEP shall have provided to Inside written confirmation that the Board of Directors of SHEP have authorized all invoices to be provided for payment in connection with such advances.

     (b) SHEP hereby acknowledges and confirms that Inside has paid $5,000 in legal fees to Gowling LaFleur Henderson, LLP on behalf of SHEP.

     (c) Any and all sums advanced to SHEP by Inside or paid by Inside on behalf of SHEP pursuant to this section 3.3 shall be referred to collectively herein as the "Loans". All Loans shall be evidenced by a promissory note in the form attached as Schedule "A" hereto.

     (d) All Loans advanced pursuant to this section 3.3 shall be payable within 180 days of termination of the Letter Agreement. If the purchase of the SHEP Shares pursuant to the Letter Agreement shall be completed, the Loans shall be an intercorporate debt between Inside and its then wholly-owned subsidiary, SHEP.

     (e) In consideration of the Loans, SHEP hereby mortgages, charges, assigns and transfers to Inside, and grants to the Inside a security interest in, all SHEP's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertakings of SHEP (other than real property), of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom. SHEP hereby covenants and agrees to execute such further and other agreements as may be requested by Inside in order to secure the Loans.

3.   Directors
     ---------

3.1 Section 4.2 of the Letter Agreement be deleted in its entirety and the following be substituted in its stead and place: "All designees for directors must be eligible as directors under the laws of the Yukon Territory, the State of Nevada, or the laws of such other jurisdiction as may govern Inside

4.   Conditions  Precedent
     ---------------------

4.1 Section 8.1 of the Letter Agreement be deleted in its entirety and the following be substituted in its stead and place:

           "Mutual  Conditions
            -------------------

8.1 The parties' obligations to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement , if any, on or before the Closing Date:

(a)  Inside  will  have  raised  $500,000  in  accordance  with  section  3.1;

(b) all proposed issuances of shares or sales of shares will be exempt from the prospectus requirements of applicable securities legislation;

(c) the parties will have performed all covenants and conditions set out in the Letter Agreement and the Definitive Agreement, if any, on or before the Closing Date; and

(d) the representations and warranties of the parties in the Letter Agreement and the Definitive Agreement, if any, will be true and correct in all material respects at the Closing Date."

4.2 Section 8.2 of the Letter Agreement be deleted in its entirety and the following be substituted in its stead and place:

     "Conditions solely for the benefit of SHEP and the SHEP Shareholders
      -------------------------------------------------------------------

8.2 The obligations of SHEP to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement, if any, on or before the Closing Date:

     (a) the Inside Shares to be issued to the SHEP Shareholders will have been validly allotted and issued as fully paid and non-assessable common shares;

     (b) a sufficient number of members of Inside's Board of Directors shall have resigned to ensure compliance with Section 4.1;

     (c) Inside will have entered effective on the Closing Date into employment agreements with certain members of SHEP's management requested by Inside (which agreements will include, among other things, stock options grants and restrictive covenants and otherwise be on terms applicable to Inside);

     (d) no adverse material change will have occurred in the business, affairs and financial condition or operations of Inside; and

     (e) the representations and warranties of Inside set out in Article 6 of the Letter Agreement shall be true and correct on and as of Closing with the same force and effect as if made on Closing."

4.3 Section 8.3 of the Letter Agreement be deleted in its entirety and the following be substituted in its stead and place:

    "Conditions  solely  for  the  benefit  of  Inside
    --------------------------------------------------

8.3 The obligations of Inside to complete the transactions contemplated in this Letter Agreement are subject to satisfaction of the following conditions and such other conditions as may be included in the Definitive Agreement on or before the Closing Date:

          (a) SHEP will have completed the acquisition from Ifield of the Ifield Intellectual Property listed in Schedule C hereto;

          (b) Inside will be satisfied with the results of its due diligence reviews in connection with the transactions contemplated hereby;

          (c) Inside will have been continued from the laws of the Yukon Territory to the laws of Nevada, or such other jurisdiction as the directors of Inside may determine;

          (d) Inside will have received from SHEP and the SHEP Shareholders such valuations and technical reports, legal opinions, feasibility and/or engineering studies or reports, financial statements, audited or otherwise, and other documents pertaining to SHEP as SHEP may have in its possession or control;

          (e) the working capital deficiency (including the Loans) of SHEP, together with that of its subsidiaries, shall not exceed $275,000;

          (f) no adverse material change will have occurred in the business, affairs and financial condition or operations of SHEP; and

          (g) the representations and warranties of SHEP and the SHEP Shareholders set out in Article 5 of the Letter Agreement shall be true and correct on and as of Closing with the same force and effect as if made on Closing."

4.4  The  following  be  inserted  as  section  8.5:

     "Each of the parties hereto acknowledges and agrees that except for BCF 45-902F to be filed by Inside with the British Columbia Securities Commission upon issuance of the Inside Shares, no approvals of, and no filings are required by any regulatory authorities with regard to the transactions contemplated by the Letter Agreement."

4.5 The following be inserted as section 8.6: "SHEP confirms that all necessary approvals of the directors of SHEP have been obtained."

4.6  The  following  be  inserted  as  section  8.7:

     "Neither Ifield nor SHEP is aware of any reason why the acquisition from Ifield by SHEP of the Ifield Intellectual Property listed in Schedule C to the Letter Agreement shall not be completed. If such acquisition is not completed for any reason other than an act or omission of Ifield or SHEP which resulted in such failure to complete, SHEP will not be liable to Inside for such failure to complete the purchase of the SHEP Shares due to failure to complete the acquisition of the Ifield Intellectual Property."

4.7  The  following  be  inserted  as  section  8.8:

     "SHEP acknowledges and agrees that it is satisfied with the results of its due diligence searches in connection with the transactions contemplated hereby."

5.   Closing,  Survival  of  Representations  and  Warranties  and  Indemnities
     --------------------------------------------------------------------------

5.1 Section 9.1 of the Letter Agreement be deleted in its entirety and the following be substituted in it stead and place:

     "The Closing will be at the offices of DuMoulin Black, 10th Floor, 595 Howe Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time) August 28, 2002 (the "Closing Date"), or such other place or date as may be mutually agreed by the parties."

6.   General
     -------

6.1 Section 15.3 of the Letter Agreement be amended by deleting the period after the words "conditions and intent of this Letter Agreement" and inserting the following "and any amendments thereto."

6.2 The parties intend that the Letter Agreement as amended by this Agreement will be binding upon them until or unless terminated or superceded by the Definitive Agreement referred to herein. It is acknowledged that the parties may proceed to complete the acquisition of the SHEP Shares without entering into a Definitive Agreement.

6.3 Section 15.7 of the Letter Agreement by amended by deleting the address of Inside, Attention: Bill McCartney, and Facsimile No.: (604) 685-7485 and inserting the following:

             "If  to  Inside:

             c/o  MCSI
             Suite  880  -  609  Granville  Street,
             Vancouver,  British  Columbia
             V7Y  1G5

             Attention:  Tracy  Moore
             ------------------------

             Facsimile  No.:     (604)  685-6940"

6.8 This Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of British Columbia.

6.9 This Agreement will enure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns.

Yours  truly,
INSIDE  HOLDINGS  INC.

Per: /s/ Kevin Winter
     ---------------------
     Authorized  Signatory

     AGREED AND ACCEPTED this 12th day  of July,  2002.

SHEP  LIMITED

Per: /s/ Peter Humphrey
     Authorized  Signatory

IFIELD  TECHNOLOGY  LIMITED

Per: /s/ William R. Evans
     Authorized  Signatory

EURO  CAPITAL  MARKETS  LTD.

Per: /s/ Unknown
     ----------------------
     Authorized  Signatory

MARSHALSEA  HYDRAULICS  LIMITED
EXECUTIVE  PENSION  SCHEME

Per: /s/ John  Hopkins
     ----------------------
     John  Hopkins,  Trustee

Per: /s/ Peter Humphrey
     ----------------------
     Peter  Humphrey,  Trustee

Per: /s/ Andrew  Middleton
     ----------------------
     Andrew  Middleton,  Trustee

Per: /s/ William  Edward
     ----------------------
     William  Edward,  Trustee

                                   SCHEDULE A
                                   ----------

                                 PROMISSORY NOTE
                                 ---------------

                                                            July  ____,  2002
          WHEREAS Inside Holdings Inc. ("Inside"), a corporation existing under the laws of the Yukon Territory, SHEP Limited ("SHEP"), a corporation existing under the laws of the Isle of Man, Ifield Technology Limited, Euro Capital Markets Ltd. and Marshalsea Hydraulics Limited Executive Pension Scheme have entered into a Letter Agreement dated May 22, 2002 as amended (the "Letter Agreement") pursuant to which Inside will purchase all of the issued and outstanding shares of SHEP (the "SHEP Shares");

          AND WHEREAS pursuant to the Letter Agreement Inside has agreed to advance money (the "Loans") to SHEP or to third parties on behalf of SHEP from time to time which Loans upon the completion of the purchase and sale of the SHEP Shares shall be an intercorporate debt between Inside and its then wholly-owned subsidiary, SHEP.

          FOR VALUE RECEIVED, SHEP promises to pay within 180 days of termination of the Letter Agreement, to Inside, at Suite 880 - 609 Granville Street, Vancouver, British Columbia V7Y 1G5, or such other place or places as Inside may direct, the unpaid principal balance of Loans advanced to SHEP or on behalf of SHEP by Inside from time to time owing by SHEP as shown on the schedule annexed hereto or on any continuation schedule which may at any time be attached hereto, together with interest thereon and SHEP promises to pay interest, such interest to accrue from the date of termination of the Letter Agreement (both before and after maturity, judgment or default) on the amount payable hereunder from time to time in like money at the rate of 1% (ONE PERCENT) per month compounded annually.

          SHEP, when not in default, shall have the right at any time and from time to time without notice or bonus, to repay the whole or any part of the balance of the principal remaining unpaid together with interest as set forth herein to the date or dates of such payment or payments.

          INSIDE is hereby irrevocably authorized to endorse on the schedule annexed hereto, or on any continuation schedule which may at any time be attached hereto, the date and amount of each Loan and each repayment of principal or of interest on account thereof, and in the absence of evidence to the contrary, any such endorsement shall constitute conclusive evidence of the amount outstanding of the Loans, the interest rate applicable thereto and other matters so endorsed.

          THE PARTIES hereto and sureties, endorsers and guarantors hereof severally waive demand and presentment for payment, notice of non-payment, protest and notice of protest of this note.

          UPON COMPLETION of the purchase of the SHEP Shares by Inside pursuant to the Letter Agreement, this Note shall be of no further force and effect.

     IN WITNESS WHEREOF SHEP has caused these presents to be executed by its duly authorized signatory this ____ day of July, 2002 at ______________________.

THE  CORPORATE  SEAL  of  SHEP  LIMITED
was hereunto affixed in the presence of:


_____________________________________
Authorized Signatory                                            c/s

                        SCHEDULE TO NOTE EVIDENCING LOANS


--------------------------------------------------------------------------------


Date     Amount of  Amount of  Outstanding Principal Authorized by  Acknowledged
         Loan       Repayment  Balance                Inside         by SHEP
--------------------------------------------------------------------------------

         $5,000     Nil        $5,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              INSIDE HOLDINGS INC.
                        Suite 880 -609 Granville Street,
                      Vancouver, British Columbia, V7Y 1G5


August 22, 2002


SHEP Limited ("SHEP")
Ifield Technology Limited ("Ifield")
Euro Capital Markets Ltd. ("Euro")
Marshalsea Hydraulics Limited
  Executive Pension Scheme ("Marshalsea")
c/o Malcom Burke
Primary Capital Group
595 Howe Street, Suite 504
Vancouver, B.C.
V6C 2T5

Dear Sirs:

Re: Second Amendment to Letter Agreement for Acquisition of Issued Shares of SHEP Limited
-----------------------------------------------------------------------------

Inside Holdings Inc. ("Inside") entered into a letter agreement dated May 22, 2002 (the "Letter Agreement" and a first amendment thereto dated July 12, 2002 with SHEP, Ifield, Euro and Marshalsea pursuant to which, contingent upon the completion of SHEP's purchase the Ifield Intellectual Property (as defined in the Letter Agreement) from Ifield, Inside wishes to purchase all of the issued and outstanding SHEP shares (the "SHEP Shares") from Ifield, Euro and Marshalsea (collectively, the "SHEP Shareholders").

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree to extend the closing date for the transaction to August 31, 2002, and that all other terms and provisions remain in full force and effect.

Yours truly,

INSIDE HOLDINGS INC.

Per: /s/ Tracy Moore
     -----------------------
     Authorized Signatory

AGREED AND ACCEPTED this 22 day of August, 2002.

SHEP LIMITED

Per: /s/ Peter Humphrey
     -----------------------
     Authorized Signatory

IFIELD TECHNOLOGY LIMITED

Per: /s/ William R. Evans
     -----------------------
     Authorized Signatory

EURO CAPITAL MARKETS LTD.

Per: /s/ unknown
     -----------------------
     Authorized Signatory

MARSHALSEA HYDRAULICS LIMITED
EXECUTIVE PENSION SCHEME

Per: /s/ John Hopkins
     -----------------------
     John Hopkins, Trustee

Per: /s/ Peter Humphrey
     -----------------------
     Peter Humphrey, Trustee

Per: /s/ Andrew Middleton
     -----------------------
     Andrew Middleton, Trustee

Per: /s/ John Hopkins
     -----------------------
     William Edward, Trustee

     p.p.

                              INSIDE HOLDINGS INC.
                        Suite 880 -609 Granville Street,
                      Vancouver, British Columbia, V7Y 1G5


August  28,  2002


SHEP  Limited  ("SHEP")
Ifield  Technology  Limited  ("Ifield")
Euro  Capital  Markets  Ltd.  ("Euro")
Marshalsea  Hydraulics  Limited
  Executive  Pension  Scheme  ("Marshalsea")
c/o  Malcom  Burke
Primary  Capital  Group
595  Howe  Street,  Suite  504
Vancouver,  B.C.
V6C  2T5

Dear  Sirs:
Re:     Third  Amendment to Letter Agreement for Acquisition of Issued Shares of
---     ------------------------------------------------------------------------
        SHEP  Limited
        -------------

Inside Holdings Inc. ("Inside") entered into a letter agreement dated May 22, 2002 (the "Letter Agreement" and a first and second amendment thereto dated July 12, 2002 and August 22, 2002 respectively with SHEP, Ifield, Euro and Marshalsea pursuant to which, contingent upon the completion of SHEP's purchase the Ifield Intellectual Property (as defined in the Letter Agreement) from Ifield, Inside wishes to purchase all of the issued and outstanding SHEP shares (the "SHEP Shares") from Ifield, Euro and Marshalsea (collectively, the "SHEP Shareholders").

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree to extend the closing date for the transaction to September 6, 2002, and that all other terms and provisions remain in full force and effect.

Yours  truly,

INSIDE  HOLDINGS  INC.




Per:     /s/ Tracy  Moore
     ---------------------
     Authorized  Signatory

AGREED  AND  ACCEPTED  this  28th  day  of  August,  2002.

SHEP  LIMITED

Per:   /s/ Peter  Humphrey
     -------------------------
     Authorized  Signatory

IFIELD  TECHNOLOGY  LIMITED

Per: /s/ William R. Evans
     -------------------------
     Authorized  Signatory

EURO  CAPITAL  MARKETS  LTD.

Per:  /s/ Unknown, Director
     -------------------------
     Authorized  Signatory

MARSHALSEA  HYDRAULICS  LIMITED
EXECUTIVE  PENSION  SCHEME

Per:   /s/ John  Hopkins
     -------------------------
     John  Hopkins,  Trustee

Per:   /s/ Peter  Humphrey
     -------------------------
     Peter  Humphrey,  Trustee

Per:  /s/ Andrew  Middleton
     -------------------------
     Andrew  Middleton,  Trustee

Per:   /s/ John  Hopkins
     -------------------------
     William  Edward,  Trustee
     p.p.

                              INSIDE HOLDINGS INC.
                        Suite 880 -609 Granville Street,
                      Vancouver, British Columbia, V7Y 1G5

September  9,  2002

SHEP  Limited  ("SHEP")
Ifield  Technology  Limited  ("Ifield")
Euro  Capital  Markets  Ltd.  ("Euro")
Marshalsea  Hydraulics
  Executive  Pension  Scheme  ("Marshalsea")
Peter  Robert  Humphrey         }
John  Douglas  Hopkins          }
William  Edwards                }          (the  "Marshalsea  Trustees")
Andrew  Middleton               }
Union  Pension  Trustees  Limited  A/c  04113  ("Union")
--------------------------------------------------------
c/o  Malcom  Burke
Primary  Capital  Group
595  Howe  Street,  Suite  504
Vancouver,  B.C.
V6C  2T5

Dear  Sirs:
Re:     Fourth Amendment to Letter Agreement for Acquisition of Issued Shares of
---     ------------------------------------------------------------------------
        SHEP Limited
        ------------

Inside Holdings Inc. ("Inside") entered into a letter agreement dated May 22, 2002 (the "Letter Agreement") and a first, second and third amendment thereto dated July 12, 2002, August 22, 2002 and August 28, 2002 respectively (collectively, the "Amendments") with SHEP, Ifield, Euro and Marshalsea pursuant to which, contingent upon the completion of SHEP's purchase the Ifield Intellectual Property (as defined in the Letter Agreement) from Ifield, Inside wishes to purchase all of the issued and outstanding SHEP shares (the "SHEP Shares") from Ifield, Euro and Marshalsea (collectively, the "SHEP Shareholders").

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree to the following terms and conditions in respect of the Acquisition:

1.   Confirmation  of  the  Letter  Agreement  and  the  Amendments
     --------------------------------------------------------------

1.1 Subject to the amendments to the Letter Agreement contained in this Agreement, each of the parties hereto confirms and agrees that each of the terms and provisions of the Letter Agreement and the Amendments remain in full force and effect.

1.2 Unless otherwise defined, the terms with initial capital letters herein will have the same meanings as given to them in the Letter Agreement.

2.   Representations  by  SHEP  and  SHEP  Shareholders
     --------------------------------------------------

2.1 Section 5.1(c) of the Letter Agreement is deleted in its entirety and the following be substituted in its stead and place:- "as of the Closing Date
     SHEP has an authorized capital of 12,000,000 0.00025 ordinary shares of which 10,600,000 have been issued".

3.   Union
     -----

3.1 Marshalsea and Marshalsea Trustees and Union record that the rules of Marshalsea require that the shares owned by Marshalsea in SHEP are to be registered in the name of the Trustees and have been registered in the name of Union.

3.2 Union acknowledges and agrees that it is jointly and severally bound by the terms and conditions of the Letter Agreement and the amendments.

3.3 Union acknowledges that it is fully aware of the representations and warranties made by Marshalsea in the Letter Agreement and the amendments and irrevocably undertake to be bound by the representations and warranties.

4.   Marshalsea  Trustees
     --------------------

4.1 The Marshalsea Trustees record that due to the rules of Marshalsea no additional shares could be registered in the name of Marshalsea. The
     Marshalsea Trustees acknowledge that they have each been issued with 393,850 ordinary shares in SHEP.

4.2 The Marshalsea Trustees acknowledge and agree that they are jointly and severally bound by the terms and conditions of the Letter Agreement and the Amendments.

4.3 The Marshalsea Trustees acknowledge that they are fully aware of the representations and warranties made by Marshalsea in the Letter Agreement and the Amendments and irrevocably undertake to be bound by the representations and warranties.

5.   SHEP  Shareholders
     ------------------

5.1 It is recorded that the SHEP Shareholders are collectively Ifield, Euro, Marshalsea and the Marshalsea Trustees.

5.2 Schedule A of the Letter Agreement be deleted in its entirety and the annexed Schedule A be substituted in its place instead.

5.3 Euro represents, warrants and confirms that it holds certain of the SHEP Shares set out in Schedule "A" as bare trustee on behalf of certain individuals and corporations (collectively, the "Euro Shareholders"), it has full power, capacity and authority to execute, deliver, and bind such Euro Shareholders to the terms of, the Letter Agreement, the Amendments and this agreement as well as any and all documents contemplated thereby and hereby and it will direct Inside to issue on the Closing of the Acquisition certain of the Inside Shares to which Euro is entitled thereunder in the names and denominations as it advises Inside, it being acknowledged that Inside is entitled to rely fully on Euro for such direction.

6.   Closing  Date
     -------------

6.1 In consideration of the mutual covenants and agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party the parties hereby covenant and agree to extend the closing date for the transaction to the date determined by the parties but in any event not later than September 12, 2002, and that all other terms and provisions remain in full force and effect.

Yours  truly,

INSIDE  HOLDINGS  INC.

Per: /s/ Tracy Moore
     ----------------------
     Authorized  Signatory

AGREED AND ACCEPTED this  10th  day  of  September,  2002.

SHEP  LIMITED

Per: /s/ John Hopkins               /s/ Unknown
    -----------------------
    Authorized  Signatory

IFIELD  TECHNOLOGY  LIMITED

Per: /s/ Unknown  as attorney for Ifield Technology Limited
    -----------------------

    Authorized  Signatory

EURO  CAPITAL  MARKETS  LTD.

Per: /s/ Unknown
    -------------------
    Authorized  Signatory

MARSHALSEA  HYDRAULICS
EXECUTIVE  PENSION  SCHEME

Per:/s/ John  Hopkins
    -----------------------
    John  Hopkins,  Trustee

Per:/s/ John Hopkins  Power of Attorney
    -----------------------
    Peter  Humphrey,  Trustee

Per: /s/ Andrew  Middleton
    -----------------------
    Andrew  Middleton,  Trustee

Per: /s/ William  Edward
    -----------------------
    William  Edward,  Trustee

UNION  PENSION  TRUSTEES  LIMITED  A/C  04113

Per: /s/ Unknown
    -----------------------
    Authorized  Signatory

Per: /s/ Unknown
    -----------------------
    Authorized  Signatory

MARSHALSEA  TRUSTEES

Per: /s/ John Hopkins
    -----------------------
    John  Hopkins,  Trustee

Per: /s/ John Hopkins   Power of Attorney
    -----------------------

    Peter  Humphrey,  Trustee

Per: /s/ Andrew Middleton
    -----------------------
    Andrew  Middleton,  Trustee

Per: /s/ William Edward
    -----------------------
    William  Edward,  Trustee

                                  SCHEDULE "A"
                                  ------------

                    EXCHANGE OF SHEP SHARES AND INSIDE SHARES
                    -----------------------------------------

Name                      No. of SHEP Shares           No. of Inside Shares

Ifield                    4,720,070                    4,720,070
Euro                      3,664,530                    3,664,530
Union                       640,000                      640,000
Peter Robert Humphrey       393,850                      393,850
John Douglas Hopkins        393,850                      393,850
Will  Edwards               393,850                      393,850
Andrew  Middleton           393,850                      393,850
                         ----------                   ----------
                         10,600,000                   10,600,000
                         ----------                   ----------